Exhibit 4.1

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS, OR (B) THE ISSUER HAS FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

WARRANT

For the Purchase of Shares of Common Stock of

WYTEC INTERNATIONAL, INC.

Void After 5 P.M. December 31, 2025

No. 551	Date: July 2, 2024

Warrant to Purchase Twenty-Five Thousand (25,000) Shares of Common Stock

THIS IS TO CERTIFY, that, for value received, Erica Perez or registered assigns (the “Holder”), is entitled, subject to the terms and conditions hereinafter set forth, on or after the date hereof, and at any time prior to 5 P.M., Central Time (“CT”), on December 31, 2025, but not thereafter, to purchase such number of shares of common stock, par value $0.001 (the “Shares”), of Wytec International, Inc., a Nevada corporation (the “Company”), from the Company as set forth above, upon payment to the Company of an amount per Share of five dollars ($5.00) (the “Purchase Price”), if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Section 2 hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Company of this Warrant, with the form of Subscription Agreement attached hereto, including changes thereto reasonably requested by the Company, duly executed and accompanied by payment of the Purchase Price of each Share.

SECTION 1.

Terms of this Warrant

1.1Time of Exercise. This Warrant may be exercised at any time and from time to time after 9:00 A.M., CT, on the date hereof (the “Exercise Commencement Date”), but no later than 5:00 P.M., CT on December 31, 2025 (the “Expiration Time”), at which time this Warrant shall become void and all rights hereunder shall cease.

1.2 Manner of Exercise.

1.2.1 The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the form of Subscription Agreement attached hereto duly executed, to the Company at its corporate office in San Antonio, Texas, and upon payment to the Company of the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified or cashier’s check, or wired funds, and upon compliance with and subject to the conditions set forth herein.

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1.2.2 Upon receipt of this Warrant with the form of Subscription Agreement duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its nominee.

1.2.3 In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.3 Cashless Exercise:

1.3.1 In lieu of exercising this Warrant for cash, wire transfer funds or check, the Holder may elect to receive, without payment by the Holder of any additional consideration, a number of Shares equal to “X”, computed using the formula set forth below, by surrender of this Warrant in accordance with Section 1.2 hereof together with notice of such election, in which event the Company shall issue to the Holder such number of shares of Common Stock, as follows:

X =Y(A-B) / (A)

Where:

X = The number of shares of Common Stock to be issued to the Holder pursuant to this election;

Y = The number of Shares in respect of which this election is made;

A = The Fair Market Value (the “Fair Market Value”) of one share of Common Stock at the time this election is made; and

B = The Purchase Price (as adjusted to the date of the issuance).

By example:

Y = 1,000,000 shares A = $10.00 / share

B = $ 5.00 / share Formula:

X = 1,000,000 ($10.00 - $5.00) / $10.00 = 500,000 shares

1.3.2 For purposes of this Section 1.3, the Fair Market Value as of a particular date shall be determined as follows: (i) if shares of Common Stock are traded on a securities exchange or through the NASDAQ Capital Market, OTC Market, or other over-the-counter market, the Fair Market Value shall be deemed to be the average of the closing sale prices of such shares on such exchange or market over the twenty (20) consecutive trading days ending three (3) calendar days prior to the exercise of this election; or (ii) if no public market exists for the shares of Common Stock, the Fair Market Value shall (subject to the Holder’s right to dispute such valuation as described below) be determined in good faith by the Board of Directors of the Company (but in any event shall not be less than the price paid in any offering of Common Stock within six months of the election); provided, however, that if the Warrant is being exercised immediately prior to or upon the closing of the Company’s initial public offering (“IPO”), the Fair Market Value shall not be determined by the Board of Directors and shall be the initial “price to public” of one share of Common Stock specified in the final prospectus with respect to the IPO. If the Holder disagrees with the Board of Directors’ determination of the Fair Market Value pursuant to clause (ii) above, the Holder may submit a notice of disagreement to the Company. During the three business days immediately following the Company’s receipt of such notice, the Holder and the Company shall negotiate in good faith to determine a mutually agreeable Fair Market Value. If the parties remain unable to reach agreement after such period, they shall engage a valuation firm reasonably acceptable to each such party to resolve such dispute (the “Valuation Firm”). Each of the Holder and the Company shall provide (at each’s own expense) the Valuation Firm with copies of any documents, analyses or other information within its possession or control that the Valuation Firm reasonably requests in order to resolve such dispute. The Valuation Firm shall determine the Fair Market Value as soon as practicable after its engagement to resolve the dispute using customary valuation techniques for other companies or businesses in the same or similar industries as the Company. The Valuation’s Firm’s determination of the Fair Market Value shall be binding on the Holder and the Company, and not subject to challenge or collateral attack for any reason. The Company and the Holder shall each pay 50% of all fees, costs and expenses of the Valuation Firm in connection with its engagement to resolve such dispute. If the Warrant is exercised as provided in this Section 1.3.1, the parties hereto shall treat such exercise as a recapitalization pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, for all tax purposes.

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1.3.3 Upon the exercise of this Warrant, the Company (unless otherwise requested by the Holder) will issue fractional shares of its Common Stock, and shall not distribute cash in lieu of such fractional shares.

1.4 Exchange of Warrant. This Warrant may be divided into, combined with or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to divide, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so divided, combined or exchanged. The Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any division, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any division, combination or exchange of Warrants.

1.5 Holder as Owner. Prior to surrender of this Warrant in accordance with Section 1.6 for registration or assignment, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

1.6 Method of Assignment. Any assignment or transfer of any portion or all of this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and accompanied by funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

1.7 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote, consent or receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company, until Shares are duly and properly issued to the Holder upon the exercise of this Warrant.

1.8 Lost Certificates. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute a substituted and not an additional contractual obligation of the Company.

1.9 Covenants of the Company. The Company covenants and agrees as follows:

1.9.1 At all times the Company shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

1.9.2 The Company covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, nonassessable and free of preemptive rights.

SECTION 2.

Adjustment of Purchase Price

and Number of Shares Purchasable upon Exercise

2.1 Stock Splits. If the Company at any time or from time to time after the issuance date of this Warrant effects a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the issuance date of this Warrant combines the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

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2.2 Dividends and Distributions. In the event the Company at any time, or from time to time after the issuance date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this subsection 2.2 as of the time of actual payment of such dividends or distributions.

2.3 Recapitalization or Reclassification. If the Shares issuable upon the exercise of the Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 2), then, and in any such event, the Holder shall thereafter be entitled to receive upon exercise of this Warrant such number and kind of stock or other securities or property of the Company to which a holder of Shares deliverable upon exercise of this Warrant would have been entitled on such reclassification or other change, subject to further adjustment as provided herein.

SECTION 3.

Status Under the Securities Act of 1933

This Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (“the Act”). Upon exercise, in whole or in part, of this Warrant, the certificates representing the Shares shall bear the legend first above written.

SECTION 4.

Other Matters

4.1    Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

4.2    Notices. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, or by email or facsimile or personal delivery and addressed, until another address is designated in writing by the Company, as follows:

Wytec International, Inc.

19206 Huebner Road, Suite 202

San Antonio, Texas 78258

Telephone No.: (888) 284-4531

Facsimile No.: (210) 404-9022

Email Address: whg@wytecintl.com

Attention: William H. Gray, President

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, or by facsimile or email or personal delivery and addressed to the Holder at his last known address as it shall appear on the books of the Company.

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4.3    Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Nevada. The venue for any legal proceedings under this Warrant will be in the appropriate forum in the County of Bexar, State of Texas.

4.4    Parties Bound and Benefited. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under any promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, her successors and permitted assigns.

4.5    Headings. The Section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of July 2, 2024.

WYTEC INTERNATIONAL, INC.

By: /s/ William H. Gray
William H. Gray, President

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ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED, _____________ hereby sells, assigns and transfers unto ________________________ the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated: _______________________________________

Signed: ______________________________________

Signature guaranteed:

___________________________________________

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SUBSCRIPTION AGREEMENT

FOR THE EXERCISE OF WARRANTS

The undersigned hereby irrevocably subscribes for the purchase of ______________ Shares pursuant to and in accordance with the terms and conditions of this Warrant, which Shares should be delivered to the undersigned at the address stated below. If said number of Shares are not all of the Shares purchasable hereunder, a new Warrant of like tenor for the balance of the remaining Shares purchasable hereunder should be delivered to the undersigned at the address stated below.

The undersigned elects to pay the aggregate Purchase Price for such Shares in the following manner:

[_] by the enclosed cash or check made payable to the Company in the amount of $____________; or

[_]by wire transfer of United States funds to the account of the Company in the amount of $___________ , which transfer has been made before or simultaneously with the delivery of this Notice pursuant to the instructions of the Company; or

[_]by cashless exercise pursuant to the terms of the Warrant.

The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any Shares unless either (a) a registration statement, or post-effective amendment thereto, covering the Shares has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) counsel reasonably satisfactory to Wytec International, Inc. has rendered an opinion in writing and addressed to Wytec International, Inc. that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) Wytec International, Inc. may notify the transfer agent for the Shares that the certificates for the Shares acquired by the undersigned are not to be transferred unless the transfer agent receives advice from Wytec International, Inc. that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) Wytec International, Inc. may affix the legend set forth in Section 3 of this Warrant to the certificates for the Shares hereby subscribed for, if such legend is applicable.

Dated: __________________________________	Signed: _______________________

Signature guaranteed: ______________________	Address: ______________________

_______________________

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